Exhibit 10.1

March 30, 2016
Erin Petroleum Nigeria Limited
Plot 1649, Olosa Street,
Victoria Island
Lagos.
Attention: Femi Ayoade
Dear Sir,
PAYMENT OF MATURING PRINCIPAL AND INTEREST OBLIGATIONS ON ERIN PETROLEUM (FORMERLY CAMAC PETROLEUM) TERM LOAN FACILITY
We refer to your letter dated March 30, 2016 wherein you requested for flexibility in repayment terms with respect to the loan repayment obligations due on the 31st of March 2016 and wish to recap the issues agreed by both parties as follows:

1.
That the principal of $5,625,000.00 due for repayment on March 31st 2016 will be deferred for 90 days and paid on June 30, 2016, while the accrued interest of $2,368,083.04 will be paid on due date of March 31st 2016.

2.	That the Principal and Interest of N70,325,448.64 and N90,912,359.43 respectively due for payment on the Naira Facility on March 31st 2016 shall be paid in full on due date.

3.
That in consideration of the deferment of the principal due on March 31st 2016 to June 30, 2016, a deferment fee of $56,250.00 (being 1% flat on the deferred principal amount) shall be paid to Zenith Bank on March 31st 2016.

Once again, we wish to emphasis the importance of making good the repayment obligations on the dates as stated above.
Yours faithfully,
For: ZENITH BANK PLC

/s/ Sheriff Ogunrinola	/s/ Michael Aknowuru
Sheriff Ogunrinola Senior Manager	Michael Anokwuru Assistant General Manager